CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


          As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 21, 1997 included in McMoRan Oil & Gas Co.'s Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in this registration statement.


                                             /s/ Arthur Andersen LLP


          New Orleans, Louisiana
          January 20, 1998